Exhibit 4.2

SUPPLEMENTAL INDENTURE NO. 1

Dated as of August 8, 2006

Floating Rate Notes due 2007

5.50% Notes due 2009

SUPPLEMENTAL INDENTURE NO. 1, dated as of August 8, 2006, between FedEx Corporation, a Delaware corporation (the “Company”), the Guarantors referred to in the Indenture below (the “Guarantors”) and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors and the Trustee have executed and delivered an Indenture, dated as of August 8, 2006 (as amended or supplemented, the “Indenture”), to provide for the issuance by the Company from time to time, and the guarantee by the Guarantors, of the Company’s senior unsecured debt securities;

WHEREAS, the entry into this Supplemental Indenture No. 1 by the parties hereto is authorized by the provisions of the Indenture;

WHEREAS, Sections 2.01 and 3.01 of the Indenture provide that the form and terms of Securities of any series may be established pursuant to an indenture supplemental to the Indenture; and

WHEREAS, all things necessary to make such Securities, when executed by the Company and authenticated and delivered hereunder and under the Indenture, duly issued by the Company and to make this Supplemental Indenture No. 1 a valid and binding agreement of the Company and the Guarantors, in accordance with the terms hereof and thereof, have been done.

NOW, THEREFORE, for and in consideration of the premises and the purchase of the Notes (as defined herein) by the Holders, the Company, the Guarantors and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective Holders from time to time of the Notes, as follows:

ARTICLE 1

RELATION TO THE INDENTURE; DEFINITIONS AND OTHER PROVISIONS OF GENERAL

APPLICATION

Section 1.01. Relation to the Indenture. This Supplemental Indenture No. 1 constitutes an integral part of the Indenture.

Section 1.02. Definitions and Other Provisions of General Application. For all purposes of this Supplemental Indenture No. 1 unless otherwise specified herein:

(a) all terms defined in this Supplemental Indenture No. 1 which are used and not otherwise defined herein shall have the meanings they are given in the Indenture; and

(b) the provisions of general application stated in Section 1.01 of the Indenture shall apply to this Supplemental Indenture No. 1, except that the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Supplemental Indenture No. 1 as a whole and not to the Indenture or any particular Article, Section or other subdivision of the Indenture or this Supplemental Indenture No. 1.

ARTICLE 2

THE SERIES OF NOTES

Section 2.01. Title. There shall be a series of Securities designated the Floating Rate Notes due 2007 (the “Floating Rate Notes”) and a series of Securities designated the 5.50% Notes due 2009 (the “Fixed Rate Notes” and, together with the Floating Rate Notes, the “Notes”).

Section 2.02. Principal Amounts. The initial aggregate principal amount of the Floating Rate Notes that may be authenticated and delivered under this Supplemental Indenture No. 1 shall not exceed $500,000,000 and the initial aggregate principal amount of the Fixed Rate Notes that may be authenticated and delivered under this Supplemental Indenture No. 1 shall not exceed $500,000,000 (except for Notes of each series authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes of such series pursuant to Sections 3.04, 3.05, 3.06, 9.06 or 11.07 of the Indenture and except for any Notes which pursuant to Section 3.03 of the Indenture are deemed never to have been authenticated and delivered hereunder).

Section 2.03. Maturity Dates. The entire outstanding principal of the Floating Rate Notes shall be payable on August 8, 2007, and the entire outstanding principal of the Fixed Rate Notes shall be payable on August 15, 2009.

Section 2.04. Interest.

(a) The Floating Rate Notes will bear interest at a floating interest rate, payable quarterly in arrears on November 8, 2006, February 8, 2007, May 8, 2007 and on August 8, 2007. Interest on the Floating Rate Notes will be paid to the Persons in whose names the Floating Rate Notes are registered at the close of business on the fifteenth calendar day prior to the Interest Payment Date. Interest payable on any Interest Payment Date or on the date of maturity will be the amount of interest accrued from and including the date of original issuance or from and including the most recent Interest Payment Date on which interest has been paid or duly made available for payment to but excluding the Interest Payment Date or the date of maturity, as the case may be.

The interest rate for the initial interest period will be the three-month London interbank offered rate (“LIBOR”), determined as described below on August 4, 2006 plus eight basis points (0.08%). The interest rate on the Floating Rate Notes for each subsequent interest period will be reset quarterly on each Interest Payment Date (an “Interest Reset Date”). The Floating Rate Notes will bear interest at an annual rate (computed on the basis of the actual number of days elapsed over a 360-day year) equal to LIBOR plus eight basis points (0.08%).

The interest rate in effect for the Floating Rate Notes on each day from and including the first Interest Reset Date will be (a) if that day is an Interest Reset Date, the interest rate determined as of the Determination Date (as defined below) immediately preceding such Interest Reset Date or (b) if that day is not an Interest Reset Date, the interest rate determined as of the Determination Date immediately preceding the most recent Interest Reset Date. The “Determination Date” will be the second London Business Day (as defined below) immediately preceding the applicable Interest Reset Date.

LIBOR will be determined by the calculation agent, Banc of America Securities LLC (or any successor), as of the applicable Determination Date in accordance with the following provisions:

(1)	LIBOR will be determined on the basis of the offered rates for deposits in U.S. dollars of not less than U.S. $1,000,000 having a three-month maturity, beginning on the second London Business Day immediately following that Determination Date, which appears on Telerate Page 3750 (as defined below) as of approximately 11:00 a.m., London time, on that Determination Date. “Telerate Page 3750” means the display designated on page “3750” on Moneyline Telerate, Inc. (or such other page as may replace the 3750 page on that service, any successor service or such other service or services as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If no rate appears on Telerate Page 3750, LIBOR for such Determination Date will be determined in accordance with the provisions of paragraph (2) below.

(2)	With respect to a Determination Date on which no rate appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on that Determination Date, the calculation agent will request the principal London office of each of four major reference banks (which may include an affiliate of one or more underwriters of the Notes) in the London interbank market selected by the calculation agent (after consultation with the Company) to provide the calculation agent with a quotation of the rate at which deposits of

U.S. dollars having a three-month maturity, beginning on the second London Business Day immediately following that Determination Date, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on that Determination Date in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in that market at that time. If at least two quotations are provided, LIBOR for that Determination Date will be the arithmetic mean of the quotations as calculated by the calculation agent. If fewer than two quotations are provided, LIBOR for that Determination Date will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., New York City time, on that Determination Date by three major banks selected by the calculation agent (after consultation with the Company) for loans in U.S. dollars to leading European banks having a three-month maturity beginning on the second London Business Day immediately following that Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in that market at that time; provided, however, that if the banks selected by the calculation agent are not quoting the rates described in this sentence, LIBOR for that Determination Date will be LIBOR determined with respect to the immediately preceding Determination Date, or in the case of the first Determination Date, LIBOR for the initial interest period.

If the date of maturity of the Floating Rate Notes falls on a day that is not a LIBOR Business Day (as defined below), the related payment of principal and interest will be made on the next LIBOR Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next LIBOR Business Day. If any Interest Reset Date or Interest Payment Date (other than at the date of maturity) would otherwise be a day that is not a LIBOR Business Day, that Interest Reset Date and Interest Payment Date will be postponed to the next date that is a LIBOR Business Day, except that if such LIBOR Business Day is in the next calendar month, such Interest Reset Date and Interest Payment Date (other than at the date of maturity) shall be the immediately preceding LIBOR Business Day. The provisions of this paragraph apply to the Floating Rate Notes in lieu of the provisions of Section 1.13 of the Indenture.

“LIBOR Business Day” means any day other than Saturday or Sunday or a day on which banking institutions or trust companies in The City of New York are required or authorized to close and that is also a London Business Day.

“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

(b) The Fixed Rate Notes will bear interest at the rate of 5.50% per annum. Interest on the Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Fixed Rate Notes will be payable semi-annually in arrears on February 15 and August 15, commencing February 15, 2007, and on the date of maturity, to the Persons in whose names the Fixed Rate Notes are registered on the preceding February 1 and August 1 (whether or not that date is a Business Day), respectively.

Section 2.05. Defeasance and Discharge; Covenant Defeasance. The provisions of Section 13.02 and Section 13.03 of the Indenture shall apply to each series of Notes.

Section 2.06. Redemption.

(a) The Floating Rate Notes are not subject to redemption prior to maturity.

(b) The Company will have the right, at its option, to redeem the Fixed Rate Notes in whole or in part at any time, on at least 30 days’, but no more than 60 days’, prior written notice mailed to the Holders of the Fixed Rate Notes. Upon redemption of the Fixed Rate Notes, the Company will pay a redemption price as calculated by the Calculation Agent (as defined below) equal to the greater of:

(1)	100% of the principal amount of the Fixed Rate Notes to be redeemed; and

(2)	the sum of the present values of the remaining scheduled payments of principal and interest on the Fixed Rate Notes, discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate described below plus ten basis points.

The redemption price will also include interest accrued to the date of redemption on the principal balance of the Fixed Rate Notes being redeemed.

“Adjusted Treasury Rate” means, with respect to any date of redemption, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that date of redemption.

“Calculation Agent” means Banc of America Securities LLC or another Reference Treasury Dealer appointed by the Company.

“Comparable Treasury Issue” means the United States Treasury security selected by the Calculation Agent as having a maturity comparable to the remaining term of the Fixed Rate Notes to be redeemed that would be used, at the time of selection and under customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Fixed Rate Notes.

“Comparable Treasury Price” means, with respect to any date of redemption, the average of the Reference Treasury Dealer Quotations for the date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations, or if the Trustee is provided fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations.

“Reference Treasury Dealer” means Banc of America Securities LLC and its respective successors and any other primary treasury dealer the Company may select. If the foregoing ceases to be a primary U.S. Government securities dealer in New York City, the Company must substitute another primary treasury dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company and the Trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day before the date of redemption.

Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Fixed Rate Notes or portions of the Fixed Rate Notes called for redemption.

Section 2.07. Form of Notes. Each series of the Notes shall be represented by one or more permanent global notes registered in the name of The Depository Trust Company or its nominee. The Floating Rate Notes shall be in the form of Exhibit A attached hereto and the Fixed Rate Notes shall be in the form of Exhibit B attached hereto.

Section 2.08. Sinking Fund. The Notes shall not be subject to a sinking fund.

Section 2.09. Additional Amounts. The provisions of Section 10.06 of the Indenture shall not apply to the Notes.

ARTICLE 3

MISCELLANEOUS PROVISIONS

Section 3.01. Supplemental Indenture. The Indenture, as supplemented and amended by this Supplemental Indenture No. 1, is in all respects hereby adopted, ratified and confirmed.

Section 3.02. Effectiveness. This Supplemental Indenture No. 1 shall take effect as of the date hereof.

Section 3.03. Governing Law. This Supplemental Indenture No. 1 shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles thereof.

Section 3.04. Execution by the Trustee. The Trustee has executed this Supplemental Indenture No. 1 only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee shall not be responsible for the correctness of the recitals contained herein, which shall be taken as statements of the Company and the Guarantors, and the Trustee makes no representation and shall have no responsibility for, or in respect of, the validity or sufficiency of this Supplemental Indenture No. 1 or the execution hereof by any Person (other than the Trustee).

Section 3.05. Counterparts. This Supplemental Indenture No. 1 may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed, all as of the day and year first above written.

FedEx Corporation, as Issuer

Attest:

By:	/s/ Robert T. Molinet	By:	/s/ Charles M. Buchas, Jr.
Name:	Robert T. Molinet	Name:	Charles M. Buchas
Title:	Assistant Secretary	Title:	Corporate Vice President and Treasurer

Federal Express Corporation, as Guarantor
Attest:

By:	/s/ Robert T. Molinet		By:	/s/ Cathy D. Ross
	Name:	Robert T. Molinet		Name:	Cathy D. Ross
	Title:	Secretary		Title:	Senior Vice President and Chief Financial Officer

FedEx Ground Package System, Inc., as Guarantor
Attest:

By:	/s/ Robert T. Molinet		By:	/s/ Gretchen G. Smarto
	Name:	Robert T. Molinet		Name:	Gretchen G. Smarto
	Title:	Secretary		Title:	Senior Vice President, Chief Financial Officer and Treasurer

FedEx Freight Corporation, as Guarantor
Attest:

By:	/s/ Robert T. Molinet		By:	/s/ Donald C. Brown
	Name:	Robert T. Molinet		Name:	Donald C. Brown
	Title:	Secretary		Title:	Senior Vice President and Chief Financial Officer

FedEx Freight East, Inc., as Guarantor
Attest:

By:	/s/ Robert T. Molinet		By:	/s/ Frank L. Conner
	Name:	Robert T. Molinet		Name:	Frank L. Conner
	Title:	Assistant Secretary		Title:	Vice President – Finance and Accounting, Chief Financial Officer and Treasurer

FedEx Corporate Services, Inc., as Guarantor
Attest:

By:	/s/ Robert T. Molinet		By:	/s/ James S. Hudson
	Name:	Robert T. Molinet		Name:	James S. Hudson
	Title:	Secretary		Title:	Senior Vice President and Chief Financial Officer

FedEx Kinko’s Office and Print Services, Inc., as Guarantor
Attest:

By:	/s/ Robert T. Molinet		By:	/s/ Leslie M. Benners
	Name:	Robert T. Molinet		Name:	Leslie M. Benners
	Title:	Secretary		Title:	Senior Vice President and Chief Financial Officer

FedEx Customer Information Services, Inc., as Guarantor
Attest:

By:	/s/ Robert T. Molinet		By:	/s/ James S. Hudson
	Name:	Robert T. Molinet		Name:	James S. Hudson
	Title:	Secretary		Title:	Senior Vice President and Chief Financial Officer

Federal Express Europe, Inc., as Guarantor
Attest:

By:	/s/ C. Edward Klank III		By:	/s/ Kenneth F. Koval
	Name:	C. Edward Klank III		Name:	Kenneth F. Koval
	Title:	Assistant Secretary		Title:	Vice President and Chief Financial Officer

Federal Express Holdings S.A., as Guarantor
Attest:

By:	/s/ C. Edward Klank III		By:	/s/ Juan N. Cento
	Name:	C. Edward Klank III		Name:	Juan N. Cento
	Title:	Assistant Secretary		Title:	President

Federal Express International, Inc., as Guarantor
Attest:

By:	/s/ C. Edward Klank III		By:	/s/ David J. Bronczek
	Name:	C. Edward Klank III		Name:	David J. Bronczek
	Title:	Assistant Secretary		Title:	Chairman of the Board and Chief Executive Officer

The Bank of New York Trust Company, N.A., as Trustee

By:	/s/ Stefan Victory
	Name:	Stefan Victory
	Title:	Vice President

Exhibit A

Form of Floating Rate Note

No. 1	CUSIP No. 31428XAN6

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

Unless this security is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any security issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

FEDEX CORPORATION

Floating Rate Notes due 2007

Guaranteed as to Payment of Principal and Interest by the Guarantors named in the Indenture Referred to Below

FedEx Corporation, a Delaware corporation (the “Company,” which term includes any successor Corporation under the Indenture), for value received, promises to pay to

Cede & Co.

c/o The Depository Trust Company

55 Water Street

New York, New York 10041

or registered assigns, the principal sum of $500,000,000 on August 8, 2007 (the “Maturity Date”) and to pay interest thereon from August 8, 2006, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly in arrears, on November 8, 2006, February 8, 2007, May 8, 2007 and August 8, 2007 (each such date an “Interest Payment Date”), at a floating rate of interest, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture dated as of August 8, 2006 between the Company, the Guarantors referred to in the Indenture and The Bank of New York Trust Company, N.A., as Trustee (the “Trustee,” which term includes any successor trustee pursuant to the Indenture), as supplemented by Supplemental Indenture No. 1 dated as of August 8, 2006, between the Company, the Guarantors named therein and the Trustee (as so supplemented, the “Indenture”), be paid to the Person in whose name this Note is registered at the close of business on the “Regular Record Date” for such interest, which shall be the fifteenth calendar day prior to the Interest Payment Date (whether or not a Business Day (as defined below)). Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. “Business Day” means any day other than Saturday, Sunday or other day on which banking institutions in New York or Tennessee are obligated or authorized by law to close.

The interest rate on this Note for the interest period beginning the date of this Note and ending on the first Interest Reset Date (as defined below) will be 5.57938% per annum. The interest rate on this Note for each subsequent interest period will be reset quarterly on each Interest Payment Date (an “Interest Reset Date”), and this Note will bear interest at an annual rate (computed on the basis of the actual number of days elapsed over a 360-day year) equal to the three-month London interbank offered rate (“LIBOR”), determined in the manner set forth below, plus eight basis points.

The interest rate in effect for this Note on each day from and including the first Interest Reset Date will be (a) if that day is an Interest Reset Date, the interest rate determined as of the Determination Date (as defined below) immediately preceding such Interest Reset Date or (b) if that day is not an Interest Reset Date, the interest rate determined as of the Determination Date immediately preceding the most recent Interest Reset Date. The “Determination Date” will be the second London Business Day immediately preceding the applicable Interest Reset Date.

LIBOR will be determined by Bank of America Securities LLC (the “Calculation Agent,” which term includes any successor calculation agent) as of the applicable Determination Date in accordance with the following provisions:

(1) LIBOR will be determined on the basis of the offered rates for deposits in U.S. dollars of not less than U.S. $1,000,000 having a three-month maturity, beginning on the second London Business Day immediately following that Determination Date, which appears on Telerate Page 3750 (as defined below) as of approximately 11:00 a.m., London time, on that Determination Date. “Telerate Page 3750” means the display designated on page “3750” on Moneyline Telerate, Inc. (or such other page as may replace the 3750 page on that service, any successor service or such other service or services as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If no rate appears on Telerate Page 3750, LIBOR for such Determination Date will be determined in accordance with the provisions of paragraph (2) below.

(2) With respect to a Determination Date on which no rate appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on that Determination Date, the Calculation Agent will request the principal London office of each of four major reference banks in the London interbank market selected by the Calculation Agent (after consultation with the Company) to provide the Calculation Agent with a quotation of the rate at which deposits of U.S. dollars having a three-month maturity, beginning on the second London Business Day immediately following that Determination Date, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on that Determination Date in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in that market at that time. If at least two quotations are provided, LIBOR for that Determination Date will be the arithmetic mean of the quotations as calculated by the Calculation Agent. If fewer than two quotations are provided, LIBOR for that Determination Date will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., New York City time, on that Determination Date by three major banks selected by the Calculation Agent

(after consultation with the Company) for loans in U.S. dollars to leading European banks having a three-month maturity beginning on the second London Business Day immediately following that Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in that market at that time; provided, however, that if the banks selected by the Calculation Agent are not quoting the rates described in this sentence, LIBOR for that Determination Date will be LIBOR determined with respect to the immediately preceding Determination Date, or in the case of the first Determination Date, LIBOR for the initial interest period.

If the Maturity Date of this Note falls on a day that is not a LIBOR Business Day, the related payment of principal and interest will be made on the next LIBOR Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next LIBOR Business Day. If any Interest Reset Date or Interest Payment Date (other than at the date of maturity) would otherwise be a day that is not a LIBOR Business Day, that Interest Reset Date and Interest Payment Date will be postponed to the next date that is a LIBOR Business Day, except that if such LIBOR Business Day is in the next calendar month, such Interest Reset Date and Interest Payment Date (other than at the Maturity Date) shall be the immediately preceding LIBOR Business Day.

“LIBOR Business Day” means any day other than Saturday or Sunday or a day on which banking institutions or trust companies in The City of New York are required or authorized to close and that is also a London Business Day.

“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

The Company will at all times appoint and maintain a Paying Agent (which may be the Trustee) authorized by the Company to pay the principal of and interest on any Notes of this series on behalf of the Company and having an office or agency in New York, New York and in such other cities, if any, as the Company may designate in writing to the Trustee (the “Place of Payment”) where Notes of this series may be presented or surrendered for payment and where notices, designations or requests in respect for payments with respect to Notes of this series may be served. The Company has initially appointed The Bank of New York Trust Company, N.A., 101 Barclay Street, New York, New York 10286, as such Paying Agent.

The principal and interest payable on this Note will be made by wire transfer of immediately available funds to the Holder hereof in such currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit pursuant to the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

FEDEX CORPORATION

By:
	Name:	Charles M. Buchas
	Title:	Corporate Vice President and Treasurer

Attest:

By:
	Name:	Robert T. Molinet
	Title:	Assistant Secretary

Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

            Dated:

[REVERSE OF SECURITY]

FEDEX CORPORATION

Floating Rate Notes due 2007

This Note is one of a duly authorized issue of notes of the Company (herein called the “Notes”), issued pursuant to the Indenture. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern. This Note is one of the series designated on the face hereof, limited in initial aggregate principal amount to US$500,000,000. Capitalized terms used herein and in the Guarantee endorsed hereon but not defined herein have the meanings ascribed to such terms in the Indenture.

This Note is not redeemable at the option of the Company or at the option of the Holder prior to the Maturity Date and is not subject to any sinking fund.

The Notes are fully and unconditionally guaranteed as to the due and punctual payment of the principal and interest in respect thereof by the Guarantors as evidenced by their guarantees (the “Guarantees”) set forth hereon. The Guarantees are the direct and unconditional obligations of such Guarantors and rank and will rank equally in priority of payment and in all other respects with all other unsecured and unsubordinated obligations of such Guarantors now or hereafter outstanding.

In case an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Note or (ii) certain respective covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders of the Notes of each series to be affected pursuant to the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding or the consent of not less than a majority in principal amount of each series of Notes to be affected if less than all series are to be affected by such modification or amendment. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and certain past defaults pursuant to the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note or Notes issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the currency herein prescribed.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by, the Holder hereof or its attorney-in-fact duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Notes of this series are exchangeable for the same aggregate principal amount of Notes of this series and of like tenor and authorized denominations, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, a Guarantor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or any Guarantor or of any successor thereto, either directly or through the Company or any Guarantor or any successor thereto, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

Schedule 1

SCHEDULE OF CHANGES IN OUTSTANDING PRINCIPAL AMOUNT

The following notations in respect of changes in the outstanding principal amount of this Note have been made:

Date	Initial Principal Amount	Change in Outstanding Principal Amount	New Balance	Notation Made by

Exhibit B

Form of Fixed Rate Note

No. 1	CUSIP No. 31428XAP1

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

Unless this security is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any security issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

FEDEX CORPORATION

5.50% Notes due 2009

Guaranteed as to Payment of Principal and Interest by the Guarantors named in the Indenture Referred to Below

FedEx Corporation, a Delaware corporation (the “Company,” which term includes any successor Corporation under the Indenture), for value received, hereby promises to pay to

Cede & Co.

c/o The Depository Trust Company

55 Water Street

New York, New York 10041

or registered assigns, the principal sum of $500,000,000 on August 15, 2009 (the “Maturity Date”) and to pay interest thereon from August 8, 2006, or from the most recent “Interest Payment Date” to which interest has been paid or duly provided for, semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 2007, and on the Maturity Date, at the rate of 5.50% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture dated as of August 8, 2006 between the Company, the Guarantors referred to in the Indenture and The Bank of New York Trust Company, N.A., as Trustee (the “Trustee,” which term includes any successor trustee pursuant to the Indenture), as supplemented by Supplemental Indenture No. 1 dated as of August 8, 2006, between the Company, the Guarantors named therein and the Trustee (as so supplemented, the “Indenture”), be paid to the Person in whose name this Note is registered at the close of business on the “Regular Record Date” for such interest, which shall be the preceding February 1 and August 1 (whether or not a Business Day), respectively. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor

Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

The Company will at all times appoint and maintain a Paying Agent (which may be the Trustee) authorized by the Company to pay the principal of and interest on any Notes of this series on behalf of the Company and having an office or agency in New York, New York and in such other cities, if any, as the Company may designate in writing to the Trustee (the “Place of Payment”) where Notes of this series may be presented or surrendered for payment and where notices, designations or requests in respect for payments with respect to Notes of this series may be served. The Company has initially appointed The Bank of New York Trust Company, N.A., 101 Barclay Street, New York, New York 10286, as such Paying Agent.

Interest payments on this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months. Interest payable on this Note on any Interest Payment Date and on the Maturity Date will include interest accrued from and including the most recent Interest Payment Date to which interest has been paid or duly provided for (or from and including August 8, 2006, if no interest has been paid on this Note) to but excluding such Interest Payment Date or the Maturity Date, as the case may be.

If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day (as defined below), principal or interest payable with respect to such Interest Payment Date or Maturity Date, as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be. “Business Day” means any day other than Saturday, Sunday or other day on which banking institutions in New York or Tennessee are obligated or authorized by law to close.

The principal and interest payable on this Note will be made by wire transfer of immediately available funds to the Holder hereof in such currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit pursuant to the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

FEDEX CORPORATION

By:
Name: Charles M. Buchas
Title: Corporate Vice President and Treasurer

Attest:

By:
Name: Robert T. Molinet
Title: Assistant Secretary

Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

            Dated:

[REVERSE OF SECURITY]

FEDEX CORPORATION

5.50% Notes due 2009

This Note is one of a duly authorized issue of notes of the Company (herein called the “Notes”), issued pursuant to the Indenture. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern. This Note is one of the series designated on the face hereof, limited in initial aggregate principal amount to US$500,000,000. Capitalized terms used herein and in the Guarantee endorsed hereon but not defined herein have the meanings ascribed to such terms in the Indenture.

These Notes are not subject to any sinking fund.

The Company will have the right, at its option, to redeem the Notes in whole or in part at any time on at least 30 days’, but no more than 60 days’, prior written notice mailed to the registered address of each Holder of the Notes. Upon redemption of the Notes, the Company will pay a redemption price as calculated by the Calculation Agent equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes, discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate described below plus ten basis points.

The redemption price will also include interest accrued to the date of redemption on the principal balance of the Notes being redeemed.

“Adjusted Treasury Rate” means, with respect to any date of redemption, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that date of redemption.

“Calculation Agent” means Banc of America Securities LLC or another Reference Treasury Dealer appointed by the Company.

“Comparable Treasury Issue” means the United States Treasury security selected by the Calculation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and under customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any date of redemption, the average of the Reference Treasury Dealer Quotations for the date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations, or if the trustee is provided fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations.

“Reference Treasury Dealer” means Banc of America Securities LLC and its successors and any other primary treasury dealer the Company may select. If any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City, the Company must substitute another primary treasury dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company and the Trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day before the date of redemption.

Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes or portions of the Notes called for redemption.

The Notes are fully and unconditionally guaranteed as to the due and punctual payment of the principal and interest in respect thereof by the Guarantors as evidenced by their guarantees (the “Guarantees”) set forth hereon. The Guarantees are the direct and unconditional obligations of such Guarantors and rank and will rank equally in priority of payment and in all other respects with all other unsecured and unsubordinated obligations of such Guarantors now or hereafter outstanding.

In case an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Note or (ii) certain respective covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders of the Notes of each series to be affected pursuant to the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding or the consent of not less than a majority in principal amount of each series of Notes to be affected if less than all series are to be affected by such modification or amendment. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and certain past defaults pursuant to the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note or Notes issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the currency herein prescribed.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by, the Holder hereof or its attorney-in-fact duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Notes of this series are exchangeable for the same aggregate principal amount of Notes of this series and of like tenor and authorized denominations, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, a

Guarantor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or any Guarantor or of any successor thereto, either directly or through the Company or any Guarantor or any successor thereto, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

Schedule 1

SCHEDULE OF CHANGES IN OUTSTANDING PRINCIPAL AMOUNT

The following notations in respect of changes in the outstanding principal amount of this Note have been made:

Date	Initial Principal Amount	Change in Outstanding Principal Amount	New Balance	Notation Made by

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